SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 5, 2004

Date of Report (Date of earliest event reported)

Lincoln National Corporation

(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Market Street, Suite 3900, Philadelphia, Pennsylvania 19102-2112
(Address of principal executive offices) (Zip Code)

(215) 448-1400
(Registrant’s telephone number)

2

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
Number	Description
99.1	Delaware Investments press release dated May 5, 2004, announcing its agreement to sell Delaware International Advisers Ltd. (DIAL) and certain affiliates to Atlantic Value Partners 3 Ltd., a newly-formed company affiliated with certain members of DIAL’s management and Hellman & Friedman LLC, a private equity firm. Delaware Investments is a wholly-owned subsidiary of Lincoln National Corporation.

Item 9. Regulation FD Disclosure

Delaware Investments, a wholly-owned subsidiary of Lincoln National Corporation, issued a press release dated May 5, 2004, announcing its agreement to sell Delaware International Advisers Ltd. (DIAL) and certain affiliates to Atlantic Value Partners 3 Ltd., a newly-formed company affiliated with certain members of DIAL’s management and Hellman & Friedman LLC, a private equity firm. This Form 8-K is also being posted on Lincoln Financial Group’s website.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION
	By	/S/ RICHARD C. VAUGHAN
	Name: Title:	Richard C. Vaughan Executive Vice President and Chief Financial Officer
Date: May 6, 2004